Talen Energy Reports Second Quarter 2024 Results and Raises 2024 Guidance
HOUSTON, August 13, 2024 – Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), an independent power producer dedicated to powering the future, today reported its second quarter 2024 financial and operating results.
“Talen has had another active quarter. Our fleet ran well during unseasonably high temperatures in PJM, and year-to-date, we are reporting $376 million of Adjusted EBITDA and $165 million of Adjusted Free Cash Flow. Building on our strong results, we are raising guidance for 2024. Furthermore, the PJM 2025/2026 capacity auction was held in July and cleared at significantly higher prices than prior auctions. We cleared 6.8 GW of capacity at approximately $270 per megawatt-day,” said Talen President and Chief Executive Officer Mac McFarland. “We remain committed to our shareholders, completing a $612 million tender offer in June and repurchasing $280 million in shares in a private transaction and uplisting to the NASDAQ in July.”
McFarland continued, “We are proud of the value we have unlocked in the last 14 months and believe there are more value creation opportunities ahead, especially in the current market backdrop. Join us at our Investor Day on September 5th, where we will discuss our 2025 guidance and 2026 outlook, a capital allocation update and our long-term growth drivers.”
Key Highlights
◦For second quarter 2024, reported Adjusted EBITDA of $87 million and Adjusted Free Cash Flow of $(29) million. For first half 2024, reported Adjusted EBITDA of $376 million and Adjusted Free Cash Flow of $165 million.
◦Raising 2024 guidance ranges, with a new Adjusted EBITDA range of $720 to $780 million and a new Adjusted Free Cash Flow range of $245 to $285 million.
◦Favorable results for the PJM 2025/2026 Capacity Year Base Residual Auction (“BRA”), with 6,820 MW clearing at $269.92 per megawatt-day.
◦To date, Talen has repurchased $931 million of stock (approximately 14% of outstanding shares), including the purchase of $280 million of stock from our largest shareholder in July.
◦Started trading on NASDAQ on July 10, 2024, increasing equity liquidity and enabling greater investor access.
◦Announcing Investor Day on September 5, 2024, with an agenda that includes 2025 guidance and 2026 outlook, a capital allocation update and long-term growth drivers.

Summary of Financial and Operating Results (Unaudited)
(Millions of Dollars Unless Otherwise Stated)	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Adjusted EBITDA	$87	$376
Adjusted Free Cash Flow	$(29)	$165
Total Generation (a)	8.2 TWh	16.3 TWh
Carbon-Free Generation	49%	53%
OSHA TRIR (b)	0.2	0.3
Fleet EFOF (c)	2.2%	2.0%
__________________
(a)Generated MWhs sold after consumption for station use where applicable.
(b)OSHA Total Recordable Incident Rate (“OSHA TRIR”) is the number of recordable incidents x 200,000 / total number of hours worked.
(c)Fleet Equivalent Forced Outage Factor (“Fleet EFOF”) is the percentage of a given period in which a generating unit is not available due to forced outages and forced de-rates.

Given the impacts of fresh start accounting and the implementation of the plan of reorganization on GAAP earnings in 2023, Talen believes its non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow are more meaningful in evaluating its performance. Talen’s management team evaluates its financial and operating results utilizing these non-GAAP measures.
For the second quarter 2024, Talen reported Adjusted EBITDA of $87 million, supported by strong generation margin during periods of unseasonably high temperatures in PJM, and Adjusted Free Cash Flow of $(29) million, which includes the impacts of shoulder season outages and semi-annual debt service payments.
Additionally, for the second quarter 2024, Talen’s fleet continued to run reliably and safely, with an EFOF of 2.2%, and an OSHA TRIR of 0.2. Total generation was 8.2 TWh, with 49% contributed from carbon-free nuclear generation at our Susquehanna nuclear facility.
Updating 2024 Guidance

($ in millions)	Range
Adjusted EBITDA	$720 – $780
Adjusted Free Cash Flow	$245 – $285
As a result of solid first half performance, Talen is raising its 2024 Adjusted EBITDA and Adjusted Free Cash Flow guidance ranges. The new range for 2024 Adjusted EBITDA is $720 to $780 million, and the new range for Adjusted Free Cash Flow is $245 to $285 million.
2025/2026 PJM Capacity Year Base Residual Auction
In the PJM 2025/2026 capacity auction, Talen cleared a total of 6,820 megawatts at a price of $269.92 per megawatt-day, equating to approximately $670 million in capacity revenues. The 2026/2027 capacity auction is scheduled to occur in December 2024, and the 2027/2028 capacity auction is scheduled for June 2025.

Update on Share Repurchase Program
In the second quarter 2024, the Company repurchased a total of 5,280,889 shares, of which 5,275,862 shares were repurchased in a tender offer at $116.00 per share for a total of $612 million. In July 2024, the Company repurchased 2,413,793 shares from affiliates of Rubric Capital Management LP at $116.00 per share for a total of $280 million. To date, Talen has repurchased approximately 14% of its shares outstanding for a total of $931 million, with $107 million of repurchase capacity remaining. All share repurchase amounts are excluding transaction costs.
NASDAQ Listing
Talen’s common stock commenced trading on the NASDAQ Global Select Market under the symbol “TLN” at market open on July 10, 2024. Our NASDAQ listing provides increased equity liquidity to Talen’s shareholders and improved market access to potential investors.
Balance Sheet and Liquidity
Talen is focused on maintaining net leverage below our target of 3.5x net debt-to-Adjusted EBITDA, along with ample liquidity. As of August 9, 2024, Talen had total available liquidity of approximately $1.1 billion, comprised of $408 million of unrestricted cash and $700 million of available capacity under its revolving credit facility. Talen’s current net leverage ratio, utilizing the midpoint of 2024 Adjusted EBITDA guidance and net debt balances as of August 9, 2024, is approximately 2.4x.
Update on Hedging Activities
As of June 28, 2024, Talen had hedged approximately 100% of its expected generation volumes for the balance of 2024, approximately 67% for 2025 and approximately 34% for 2026, including the impact of the Nuclear Production Tax Credit. The Company’s hedging program is a key component of its comprehensive fiscal policy and supports the objective of increasing cash flow stability while maintaining upside optionality.
Earnings Call
The Company will hold an earnings call on Tuesday, August 13, 2024, at 10 a.m. EDT (9:00 a.m. CDT). To listen to the earnings call, please register in advance for the webcast (https://edge.media-server.com/mmc/p/qw5go65f/). For participants joining the call via phone, please register prior to the start time to receive dial-in information (https://register.vevent.com/register/BIa55a488b90bd4d1bb80c2c846205bfed). For those unable to participate in the live event, a digital replay of the earnings call will be archived for approximately one year and available on Talen’s Investor Relations website at https://ir.talenenergy.com.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor	Successor		Predecessor
(Millions of Dollars, except share data)	Three Months Ended June 30, 2024	May 18 through June 30, 2023	April 1 through May 17, 2023	Six Months Ended June 30, 2024	May 18 through June 30, 2023	January 1 through May 17, 2023
Capacity revenues	$46	$26	$42	$91	$26	$108
Energy and other revenues	367	188	180	939	188	1,042
Unrealized gain (loss) on derivative instruments	76	87	(85)	(32)	87	60
Operating Revenues	489	301	137	998	301	1,210
Energy Expenses
Fuel and energy purchases	(163)	(57)	(69)	(313)	(57)	(176)
Nuclear fuel amortization	(28)	(25)	(9)	(63)	(25)	(33)
Unrealized gain (loss) on derivative instruments	15	(46)	(9)	(12)	(46)	(123)
Total Energy Expenses	(176)	(128)	(87)	(388)	(128)	(332)

Operating Expenses
Operation, maintenance and development	(164)	(69)	(108)	(318)	(69)	(285)
General and administrative	(40)	(18)	(22)	(83)	(18)	(51)
Depreciation, amortization and accretion	(75)	(28)	(68)	(150)	(28)	(200)
Impairments	—	—	(16)	—	—	(381)
Operational restructuring	(1)	—	—	(1)	—	—
Other operating income (expense), net	(6)	(3)	(28)	(6)	(3)	(37)
Operating Income (Loss)	27	55	(192)	52	55	(76)
Nuclear decommissioning trust funds gain (loss), net	27	39	11	102	39	57
Interest expense and other finance charges	(62)	(33)	(59)	(121)	(33)	(163)
Reorganization income (expense), net	—	—	838	—	—	799
Gain (loss) on sale of assets, net	561	—	15	885	—	50
Other non-operating income (expense), net	17	(11)	4	40	(11)	10
Income (Loss) Before Income Taxes	570	50	617	958	50	677
Income tax benefit (expense)	(112)	(19)	(198)	(181)	(19)	(212)
Net Income (Loss)	458	31	419	777	31	465
Less: Net income (loss) attributable to noncontrolling interest	4	2	(12)	29	2	(14)
Net Income (Loss) Attributable to Stockholders (Successor) / Member (Predecessor)	$454	$29	$431	$748	$29	$479
Per Common Share (Successor)
Net Income (Loss) Attributable to Stockholders - Basic	$7.90	$0.49	N/A	$12.87	$0.49	N/A
Net Income (Loss) Attributable to Stockholders - Diluted	7.60	0.49	N/A	12.41	0.49	N/A
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	57,434	59,029	N/A	58,119	59,029	N/A
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	59,775	59,088	N/A	60,269	59,088	N/A

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor
(Millions of Dollars)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$632	$400
Restricted cash and cash equivalents (Note 16)	483	501
Accounts receivable, net (Note 4)	151	137
Inventory, net (Note 6)	280	375
Derivative instruments (Notes 3 and 12)	27	89
Other current assets (a)	380	52
Total current assets	1,953	1,554
Property, plant and equipment, net (Note 8)	3,250	3,839
Nuclear decommissioning trust funds (Notes 7 and 12)	1,659	1,575
Derivative instruments (Notes 3 and 12)	13	6
Other noncurrent assets	207	147
Total Assets	$7,082	$7,121

Liabilities and Equity
Long-term debt, due within one year (Notes 11 and 12)	$9	$9
Accrued interest	31	32
Accounts payable and other accrued liabilities	212	344
Derivative instruments (Notes 3 and 12)	63	32
Other current liabilities	118	69
Total current liabilities	433	486
Long-term debt (Notes 11 and 12)	2,617	2,811
Derivative instruments (Notes 3 and 12)	1	11
Postretirement benefit obligations (Note 13)	364	368
Asset retirement obligations and accrued environmental costs (Note 9)	473	469
Deferred income taxes (Note 5)	495	407
Other noncurrent liabilities	127	35
Total Liabilities	4,510	4,587
Commitments and Contingencies (Note 10)

Stockholders' Equity
Common stock ($0.001 par value 350,000,000 shares authorized) (b) (c)	—	—
Additional paid-in capital	2,092	2,346
Accumulated retained earnings (deficit)	448	134
Accumulated other comprehensive income (loss)	(29)	(23)
Total Stockholders' Equity	2,511	2,457
Noncontrolling interests	61	77
Total Equity	2,572	2,534
Total Liabilities and Equity	$7,082	$7,121
__________________
(a)Includes $300 million of proceeds from the Cumulus Data Campus Sale held in escrow.
(b)As of June 30, 2024 (Successor): 53,259,981 shares issued, 53,254,954 outstanding, and 5,027 held as treasury stock.
(c)As of December 31, 2023 (Successor): 59,028,843 shares issued and outstanding.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
(Millions of Dollars)	Six Months Ended June 30, 2024	May 18 through June 30, 2023	January 1 through May 17, 2023
Operating Activities
Net income (loss)	$777	$31	$465
Non-cash reconciliation adjustments:
Unrealized (gains) losses on derivative instruments	36	(39)	65
(Gain) loss on Cumulus Data Campus Sale and ERCOT Sale	(886)	—	—
(Gain) loss on sales of non-core assets, net	—	—	(50)
Nuclear fuel amortization	63	25	33
Depreciation, amortization and accretion	144	27	208
Impairments	—	—	381
Nuclear decommissioning trust funds (gain) loss, net (excluding interest and fees)	(80)	(33)	(43)
Deferred income taxes	94	16	195
Reorganization (income) expense, net	—	—	(933)
Other	(58)	17	7
Changes in assets and liabilities:
Accounts receivable, net	(14)	(5)	261
Inventory, net	90	(11)	10
Other assets	34	22	98
Accounts payable and accrued liabilities	(114)	(89)	(69)
Accrued interest	(1)	25	(124)
Other liabilities	65	13	(42)
Net cash provided by (used in) operating activities	150	(1)	462
Investing Activities
Property, plant and equipment expenditures	(45)	(20)	(138)
Nuclear fuel expenditures	(44)	(14)	(49)
Nuclear decommissioning trust funds investment sale proceeds	1,095	273	949
Nuclear decommissioning trust funds investment purchases	(1,110)	(279)	(959)
Equity investments in affiliates	(5)	—	(8)
Proceeds from Cumulus Data Campus Sale and ERCOT Sale (Note 17)	1,089	—	—
Proceeds from the sale of non-core assets	1	—	46
Other investing activities	(2)	2	2
Net cash provided by (used in) investing activities	979	(38)	(157)

	Successor		Predecessor
(Millions of Dollars)	Six Months Ended June 30, 2024	May 18 through June 30, 2023	January 1 through May 17, 2023
Financing Activities
Contributions from member	—	—	1,393
Financings proceeds at Emergence, net of discount	—	—	2,219
Repayment of Prepetition Secured Indebtedness	—	—	(3,898)
Payment of make-whole premiums on Prepetition Secured Indebtedness	—	—	(152)
LMBE-MC TLB payments	—	(1)	(7)
Cumulus Digital TLF payments	(182)	—	—
Share repurchases (Note 15)	(654)	—	—
Repurchase of noncontrolling interest	(39)	—	—
Cash settlement of restricted stock units	(28)	—	—
Deferred finance costs	—	—	(74)
Derivatives with financing elements	—	—	(20)
Other	(12)	1	—
Net cash provided by (used in) financing activities	(915)	—	(539)
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash and Cash Equivalents	214	(39)	(234)
Beginning of period cash and cash equivalents and restricted cash and cash equivalents	901	754	988
End of period cash and cash equivalents and restricted cash and cash equivalents	$1,115	$715	$754

Non-GAAP Financial Measures
We include Adjusted EBITDA and Adjusted Free Cash flow, which the Company uses as measures of its performance and are not financial measures prepared under GAAP, in these materials. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, non-GAAP financial measures are numerical measures of financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Management cautions readers of these materials not to place undue reliance on these non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for the Company’s annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust ("NDT"); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business. Pursuant to TES’s debt agreements, Cumulus Digital contributes to Adjusted EBITDA beginning in the first quarter 2024, following termination of the Cumulus Digital credit facility and associated cash flow sweep.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses, and other non-cash charges, which vary widely from company to company and period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of the financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow, a key non-GAAP financial measure, is a useful metric utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for taxes (excluding income taxes paid from the NDT), and pension contributions.

We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and period to period depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired.
Please see below for reconciliations of Adjusted EBITDA and Adjusted Free Cash Flow to “Net Income (Loss),” the most comparable GAAP financial measure. Adjusted EBITDA and Adjusted Free Cash Flow are not intended to replace “Net Income (Loss),” a measure calculated and presented in accordance with GAAP.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The reconciliations from “Net Income (Loss)” presented on the Consolidated Statements of Operations to Adjusted EBITDA and Adjusted Free Cash Flow for the periods were:

	Successor		Predecessor	Successor		Predecessor
	Three Months Ended June 30, 2024	May 18 through June 30, 2023	April 1 through May 17, 2023	Six Months Ended June 30, 2024	May 18 through June 30, 2023	January 1 through May 17, 2023
Net Income (Loss)	$458	$31	$419	$777	$31	$465
Adjustments
Interest expense and other finance charges	62	33	59	121	33	163
Income tax (benefit) expense	112	19	198	181	19	212
Depreciation, amortization and accretion	75	28	68	150	28	200
Nuclear fuel amortization	28	25	9	63	25	33
Reorganization (gain) loss, net (a)	—	—	(838)	—	—	(799)
Unrealized (gain) loss on commodity derivative contracts	(91)	(41)	94	44	(41)	63
Nuclear decommissioning trust funds (gain) loss, net	(27)	(39)	(11)	(102)	(39)	(57)
Stock-based compensation expense	8	16	—	16	16	—
Long-term incentive compensation expense	6	—	—	16	—	—
(Gain) loss on non-core asset sales, net (b)	(561)	—	(15)	(885)	—	(50)
Non-cash impairments (c)	—	—	16	—	—	381
Operational and other restructuring activities	19	12	9	21	12	17
Development expenses	—	2	3	—	2	10
Non-cash inventory net realizable value, obsolescence, and other charges (d)	2	3	32	3	3	56
Noncontrolling interest	(7)	(8)	(9)	(18)	(8)	(14)
Other	3	(2)	1	(11)	(2)	15
Total Adjusted EBITDA	$87	$79	$35	$376	$79	$695

Capital expenditures, net	(21)	(23)	(31)	(80)	(23)	(96)
Interest and finance charge payments	(91)	(9)	(78)	(125)	(9)	(173)
Tax payments	(2)	(1)	(4)	(2)	(1)	(5)
Pension contributions	(2)	(1)	(1)	(4)	(1)	(3)
Total Adjusted Free Cash Flow	$(29)	$45	$(79)	$165	$45	$418
_______________
(a)See Note 2 in Notes to the Interim Financial Statements for additional information.
(b)See Note 17 in Notes to the Interim Financial Statements for additional information.
(c)See Note 8 in Notes to the Interim Financial Statements for additional information.
(d)See Note 6 in Notes to the Interim Financial Statements for additional information.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2024 Guidance

	2024E
(Millions of dollars)	Low	High
Net Income (Loss)	$730	$790

Adjustments
Interest expense and other finance charges	240	240
Income tax (benefit) expense	180	180
Depreciation, amortization and accretion	300	300
Nuclear fuel amortization	120	120
Unrealized (gain) loss on commodity derivative contracts	45	45
(Gain) loss on non-core asset sales	(885)	(885)
Other	(10)	(10)
Adjusted EBITDA	$720	$780

Capital expenditures, net (a)	(175)	(185)
Interest and finance charge payments	(240)	(240)
Tax payments (b)	(5)	(5)
Pension contributions	(55)	(65)
Adjusted Free Cash Flow	$245	$285
_______________
Note: Figures include Cumulus and January - April contribution from the ERCOT generation fleet and are rounded to the nearest $5mm.
(a)    No material Cumulus maintenance capital expenditures anticipated.
(b)    Excludes income taxes paid from the NDT.